
                                                                                                    JUPITER ENTERPRISES, INC.
                                                                                                   (A development stage enterprise)
                                                                                                                      Balance Sheets
                                                                            June 30, 2000 (Unaudited) and March 31, 2000
--------------------------------------------------------------------------------------------------------------------
                                                                                                       June 30,
                                                                                                    2000                   March 31,
  ASSETS                                                                                      (Unaudited)                 2000
                                                                                                ---------------        -------------
    Current assets:
      Cash                                                                                        $17,164             $26,462
      Prepaid expenses                                                                         5,000                    489
                                                                                                ---------------        -------------
        Total current assets                                                                 22,164               26,951
                                                                                                ---------------        -------------
        Total assets                                                                           $22,164             $26,951
                                                                                                     =========       =======

  LIABILITIES
    Current liabilities:
      Accounts payable and accrued expenses                             $         660           $           -
      Due to related parties                                                                      213                     450
      Stock subscription proceeds held in trust                                        -                      1,575
                                                                                                ---------------        -------------
        Total current liabilities                                                                  873                   2,025
                                                                                                ---------------        -------------

        Total liabilities                                                                               873                   2,025
                                                                                                ---------------        -------------
    Commitments and contingencies                                                         -                          -

  STOCKHOLDERS' EQUITY
    Common stock, $.001 par value, 100,000,000 shares authorized,
       3,042,000 and 2,840,000 shares issued and outstanding            3,042                    2,840
    Capital in excess of par value                                                      38,218                  32,360
    Deficit accumulated during the development stage                   (19,969)              (10,274)
                                                                                                ---------------        -------------
        Total stockholders' equity                                                        21,291                  24,926
                                                                                                ---------------        -------------
        Total liabilities and stockholders' equity                             $  22,164             $   26,951
                                                                                                     ========          =========

The accompanying notes are an integral part of these statements.
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
                                                                                                     JUPITER  ENTERPRISES, INC.
                                                                                                    (A development stage enterprise)
                                                                                      Statements of Loss For The Periods Ended
                                                                                                              June 30, 2000 and 1999
                                                                                                                         (Unaudited)
----------------------------------------------------------------------------------------------------------------------
                                                                          Inception,
                                                                 March 12, 1999
                                                                              through
                                                                            June 30,        Three Months Ended June 30,
                                                                                            ----------------------------------------
                                                                                2000                        2000                1999
                                                               --------------------     -------------------     -----------------
  Revenues                                              $                 -           $                -           $            -
                                                               --------------------     -------------------     -----------------

  General and administrative expenses:
    Legal and professional fees                              18,887                     9,376                  3,863
    Other administrative expenses                           1,082                         319                      -
                                                              --------------------     -------------------     -----------------
      Total operating expenses                               19,969                      9,695                  3,863
                                                              --------------------     -------------------     -----------------
      (Loss) before taxes                                        (19,969)                   (9,695)                (3,863)
                                                             --------------------     -------------------     -----------------

  Provision (credit) for taxes on income:
   Current                                                                -                             -                         -
    Deferred                                                              -                             -                         -
                                                             --------------------     -------------------     -----------------
      Total provision (credit) for taxes on income    -                             -                         -
                                                             --------------------     -------------------     -----------------
      Net (loss)                                       $            (19,969)    $            (9,695)     $         (3,863)
                                                             ============     ===========     ==========

  Basic earnings (loss) per common share                           $              (0.00)     $           (0.00)
                                                                                             ===========     ==========

  Weighted average number of shares outstanding                       2,862,198            2,711,425
                                                                                             ===========     ==========
The accompanying notes are an integral part of these statements.
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
                                                                                                    JUPITER ENTERPRISES, INC.
                                                                                                   (A development stage enterprise)
                                                                        Statements of Cash Flows For The Periods Ended
                                                                                                              June 30, 2000 and 1999
                                                                                                                         (Unaudited)
--------------------------------------------------------------------------------------------------------------------
                                                                                          Inception,
                                                                                March 12, 1999
                                                                                             through
                                                                                            June 30,   Three months ended June 30,
                                                                                                          -------------------------
                                                                                               2000            2000            1999
                                                                              -----------------------------------------------------
   Cash flows from operating activities:
    Net (loss)                                                                  $  (19,969)              $  (9,695)     $  3,863)

   Adjustments to reconcile net (loss) to cash
     provided (used) by developmental stage activities:
       Decrease (increase) in accounts receivable, related party   -                          -            (25,650)
       Decrease (increase) in prepaid expenses                     (5,000)                 (4,511)           3,863
       (Decrease) increase in accounts payable and
             accrued expenses                                                       660                       660                -
       (Decrease) increase in due to related parties                   213                      (237)             450
                                                                              -----------------------------------------------------
Net cash provided (used) by operating
           activities                                                                (24,096)                (13,783)      (25,200)
                                                                              -----------------------------------------------------
   Cash flows from investing activities:                                   -                           -                   -
                                                                              -----------------------------------------------------
   Cash flows from financing activities:
     Proceeds from sale of common stock                          41,260                    6,060         25,200
     Change in stock subscription held in trust                        -                       (1,575)            -
                                                                              -----------------------------------------------------
         Net cash provided (used) by financing activities     41,260                   4,485          25,200
                                                                              -----------------------------------------------------
         Net increase (decrease) in cash and equivalents      17,164                 (9,298)               -

   Cash and equivalents, beginning of period                         -                     26,462                -
                                                                              -----------------------------------------------------
   Cash and equivalents, end of period                          $  17,164            $  17,164         $     -
                                                                              ===========   ============   ========

   Supplemental cash flow disclosures:
     Cash paid for interest                                               $       -                $       -              $     -
     Cash paid for income taxes                                               -                         -                     -
The accompanying notes are an integral part of these statements.
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